SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                               AVESIS INCORPORATED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012

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                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 21, 2000

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TO THE STOCKHOLDERS:

         The Annual Meeting of Stockholders of Avesis Incorporated, a Delaware corporation (the "Company"), will be held on Friday, July 21, 2000 at 11:00 a.m. local time, at 10324 S. Dolfield Road, Owings Mills, MD 21117, for the following purposes:

     1. To elect seven directors for the ensuing year and until their successors are elected and qualified;

     2. To approve an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of Common stock of the Company from 20,000,000 to 30,000,000;

     3. To approve amendments to the Company's 1993 Stock Option Plan, including an increase in the number of shares for the plan from 600,000 to 900,000; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. A copy of the Company's Annual Report on Form 10-KSB for the transition period, of seven months, ended December 31, 1999, which includes audited financial statements, also accompanies this Notice.

         Only stockholders of record at the close of business on June 5, 2000 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting.

         All stockholders are cordially invited to attend the Annual Meeting in person.

                                   Sincerely,


                                   Alan S. Cohn
                                   President and Chief Executive Officer

Phoenix, Arizona
June 19, 2000

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Please complete, date and sign the enclosed proxy and mail it promptly in the enclosed envelope to assure representation of your shares, whether or not you expect to attend the Annual Meeting. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

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                               AVESIS INCORPORATED
                       3724 NORTH THIRD STREET, SUITE 300
                             PHOENIX, ARIZONA 85012

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                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 21, 2000

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                SOLICITATION, EXECUTION AND REVOCATION OF PROXIES

         Proxies in the accompanying form are solicited on behalf, and at the direction, of the Board of Directors of Avesis Incorporated (the "Company"). All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted in accordance with the direction on the proxies. If no direction is indicated, the shares will be voted for the Company's nominees for election as directors at the Annual Meeting and for the other two proposals. The Board of Directors is not aware of any other matter that may come before the meeting. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

         When stock is in the name of more than one person, the proxy is valid if signed by any of such persons unless the Company receives written notice to the contrary. If the stockholder is a corporation, an executive or other authorized officer should sign the proxy in the name of such corporation. If signed as attorney, executor, administrator, trustee, guardian or in any other representative capacity, the signer's full title should be given and, if not previously furnished, a certificate or other evidence of appointment should be furnished.

         This Proxy Statement and the form of proxy that is enclosed are being mailed to the Company's stockholders commencing on or about June 19, 2000.

         A stockholder executing and returning a proxy has the power to revoke it at any time before it is voted. A stockholder who wishes to revoke a proxy can do so by executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company prior to the vote at the Annual Meeting, by written notice of revocation received by the Secretary prior to the vote at the Annual Meeting or by appearing in person at the Annual Meeting, filing a written notice or revocation and voting in person the shares to which the proxy relates.

         In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by the directors, officers and employees of the Company. Such persons will receive no additional compensation for such services. Arrangements may also be made with certain brokerage firms and certain other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, whereby such brokers, custodians, nominees and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses incurred in connection therewith. All expenses incurred in connection with this solicitation will be borne by the Company.

         The mailing address of the principal corporate office of the Company is 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Only stockholders of record at the close of business on June 5, 2000 (the "Record Date"), will be entitled to vote at the meeting. On the Record Date, there were issued and outstanding 7,619,297 shares of Common Stock, 5,000 shares of $10 Class A Nonvoting Cumulative Convertible Preferred Stock, Series 2 ("Series 2 Shares") and 270,260 shares of $3.75 Class A Senior Nonvoting Cumulative Convertible Preferred Stock, Series A ("Series A Shares" or "Series A Preferred"). Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date. The Series 2 Shares and Series A Shares do not have voting rights with respect to the matters included on the Annual Meeting agenda. The presence of a majority of the Common Stock, in person or by proxy, is required to constitute a quorum for the conduct of business at the Annual Meeting. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots, and shall count all votes and ballots. The affirmative vote of a majority of such quorum is required with respect to the approval of the proposal set forth herein. Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote cast against a proposal. A broker non-vote, on the other hand, will not be regarded as representing a share entitled to vote on the proposal and, accordingly, will have no effect on the voting for such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of May 18, 2000 there were 7,619,297 shares of Common Stock, 5,000 Series 2 Shares and 270,260 Series A Shares outstanding. The table below sets forth as of May 18, 2000, certain information regarding the shares of Common Stock and Series A Preferred Stock beneficially owned by each director of the Company and each named executive officer in the Summary Compensation Table, by all of the Company's executive officers and directors as a group, and by those persons known by the Company to have owned beneficially 5% or more of the outstanding shares of Common Stock, which information as to beneficial ownership is based upon statements furnished to the Company by such persons. None of the directors or executive officers owns any Series 2 Shares.

                                                         Common issuable upon conversion or exercise of: (1)
                                                         ---------------------------------------------------
                                                                                             Total Common
                                 Common          % of       Series A        % of             Beneficially  Percent of
Name and Address                 Stock          Common   Preferred Stock    Pref.  Options    Owned (1)    Common (2)
----------------                 -----          ------   ----------------   -----  -------    ---------    ----------
                                                          (actual shares)
Gerald L. Cohen*                 253,359          3.3        22,274 (7)      8.2      --       476,099         6.1

William R. Cohen*                161,117 (4)      2.1        10,552          3.9      --       266,637         3.5

William L. Richter             1,194,620 (3)     15.7        50,099 (3)     18.5      --     1,695,610 (3)    20.9
Richter Investment Corp.
450 Park Ave., 28th Floor
New York, NY 10022

Kenneth L. Blum, Sr.             140,000 (6)      1.8         2,000          0.7      --       160,000         2.1
17133 Ericarose Street
W. Boca Raton, FL  33496

Kenneth L. Blum, Jr.           1,814,750         23.8            --           --      --     1,814,750        23.8
10324 S. Dolfield Rd.
Owings Mills, MD 21117

Alan S. Cohn                   1,804,750         23.7            --           --      --     1,804,750        23.7
10324 S. Dolfield Rd.
Owings Mills, MD 21117

Brent Layton                      46,376          0.6            --           --      --        46,376         0.6
3600 Dallas Highway, N.W.
Suite 230-393
Marietta, GA 30064

Sam Oolie                        220,021 (5)      2.9        24,023          8.9    100,000    560,251         7.0
Oolie Enterprises
11 Industrial Avenue
Upper Saddle River, NJ 07458

All directors and Executive    5,414,972 (4)(5)  71.1        84,925         31.4    405,000  6,669,222        75.2
 officers as a group
 (9 persons)

* Business Address: 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

(1) Includes shares of Common Stock with respect to which the identified person had the right to acquire beneficial ownership on or within 60 days of the date of the above table pursuant to the Series A Shares or options, as indicated. Each share of Series A Preferred Stock indicated in the table is convertible into 10 shares of Common Stock and such shares of Common Stock are included in the total Common Stock beneficially owned.

(2) The percentages shown include Common Stock actually owned as of the date of the above table and Common Stock as to which the person had the right to acquire beneficial ownership within 60 days of such date pursuant to the Series A Shares or options, as indicated. In calculating the percentage of ownership, all shares of Common Stock which the identified person had the right to acquire within 60 days of the date of the above table are deemed to be outstanding when computing the percentage of Common Stock owned by such person but are not deemed to be outstanding when computing the percentage of Common Stock owned by any other person.

(3) Includes 462,500 shares of Common Stock and shares of Common Stock issuable upon conversion of 26,183 shares of Series A indirectly owned via an affiliated corporation, Richter Investment Corp. ("RIC"), which thereby beneficially owns in its own name 724,330 shares or 9.2% of the Company's Common Stock. Also includes shares of Common Stock issuable upon conversion of 4,530 shares of Series A Preferred held via a related corporation. Also includes shares of Common Stock issuable upon conversion of 2,500 shares of Series A Preferred and 15,169 shares of Common Stock held by family members, as to which Mr. Richter disclaims beneficial ownership.

(4) Includes 6.67% of the 6,337 shares of Common Stock and 19,412 shares of Series A Preferred stock held by an affiliated corporation, with respect to which William R. Cohen owns 6.67% of the outstanding stock.

(5) Includes 20% of the 6,337 shares of Common Stock and 19,412 shares of Series A Preferred stock held by an affiliated corporation, with respect to which Mr. Oolie owns 20% of the outstanding stock. Also includes 8,679 shares owned by Mr. Oolie's wife, as to which Mr. Oolie disclaims beneficial ownership.

(6)  The indicated shares are held by Mr. Blum's spouse.

(7) Includes 43.75% of the 4,530 shares of Series A Preferred held by an affiliated corporation.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

VOTE REQUIRED; NOMINEES

         The Company has nominated seven persons for election at the 2000 Annual Meeting as directors for terms expiring at the 2001 Annual Meeting and until their successors have been duly elected and qualified. Each of the nominees currently is a director of the Company.

         SHARES REPRESENTED BY THE ENCLOSED PROXY WILL BE VOTED FOR THE COMPANY'S NOMINEES, UNLESS OTHERWISE SPECIFIED ON THE PROXY. If any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the Company's management may recommend in the place of such nominee. The management has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

         All directors will hold office until the next Annual Meeting of Stockholders and the election and qualification of their successors. Officers are elected annually and serve at the pleasure of the Board of Directors.

         Set forth below is certain biographical information (including principal occupations) relating to the nominees.

         William R. Cohen, 68, Co-Chairman of the Board, has served as a Director of the Company since April 1986. Mr. Cohen is the Chairman of Go Lightly Candy Company. Mr. Cohen has served as Chairman of American Mobile Communications, a cellular communications company, and has also held various positions with CFC Associates, a venture capital partnership, and its predecessor organizations. Mr. Cohen serves as a lifetime trustee of the Hospital Center, Orange, New Jersey. Mr. Cohen is not related to Gerald L. Cohen.

         William L. Richter, 57, Co-Chairman of the Board, has been a Director of the Company since August 1993. Mr. Richter has been President of Richter Investment Corp., a merchant and investment banking firm, (or its predecessor organization) for the past ten years and has been a Senior Managing Director of Cerberus Capital Management, L.P., an asset management organization (or its predecessor organizations) since their founding in late 1992. Mr. Richter was Co-Chairman of Rent-A-Wreck of America, Inc., a franchiser of automobile rental agencies, from November 1989 to June 1993 and has been Vice Chairman of that Company since June 1993.

         Kenneth L. Blum, Sr., 73, has served as a Director of the Company since August 1993. Mr. Blum was acting President and Chief Executive Officer of the Company from September 1996 to May 1998. Mr. Blum has been Chairman of the Board of Rent-A-Wreck of America, Inc., an automobile rental franchiser, since June 1993, President from June 1993 to October 1994, and Chief Executive Officer since January 1994. Mr. Blum has been the President of KAB Leasing, Inc., an automobile wholesaler, since its inception during 1998. Mr. Blum has been the President of KAB, Inc., a management company, since 1990. Mr. Blum co-founded

United HealthCare, Inc., a Baltimore, Maryland-based healthcare company, in 1974 and served as its President and Chief Executive Officer until 1990. Since 1990, Mr. Blum has been a management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; and Mail-Rx, a mail-order prescription drug company. Mr. Blum is the father of Kenneth L. Blum, Jr. and the father-in-law of Alan S. Cohn. See "Management Services Agreement."

         Gerald L. Cohen, 55, has served as a Director of the Company since March 1985. Mr. Cohen is a managing director of Greenley Capital Company, a limited partnership which is a New York-based investment banking firm. Mr. Cohen is the sole shareholder of the general partner (Greenley Corp.) of Greenley Capital Company. From August 1982 through April 1989, Mr. Cohen was a managing director of Richter, Cohen & Co., a New York-based investment banking firm. Mr. Cohen also serves as a Director of Marketing Systems of America. Mr. Cohen is not related to William R. Cohen.

         Alan S. Cohn, 44, became the President and CEO of the Company as of June 1998 and a Director of the Company as of August 1998. Mr. Cohn is providing management services on behalf of the Company through an arrangement with National Health Enterprises, Inc. ("NHE"). Mr. Cohn has been a management consultant for NHE and KAB, Inc. since 1993 and 1990, respectively. Since 1990, Mr. Cohn has been a principal or management consultant to a variety of companies, including National Computer Services, Inc., a computer service bureau; American Business Information Systems, Inc., a high-volume laser printing company; Rent-A-Wreck of America, Inc., an automobile franchiser; Allscripts, Inc., formerly Physician Dispensing Systems, Inc., a pharmaceutical dispensing company; Lawphone, Inc., a prepaid legal fee company; and Mail-Rx, a mail-order prescription drug company. Mr. Cohn is the son-in-law of Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors.

         Kenneth L. Blum, Jr., 36, became a Director of the Company as of August 1998. Mr. Blum is the President, Chief Executive Officer and the sole stockholder of NHE. Mr. Blum is also President and Secretary of Rent-A-Wreck of America, Inc., an automobile rental franchiser, President of National Computer Services, Inc., a computer service bureau, and President of American Business Information Systems, Inc., a high-volume laser printing company. Kenneth L. Blum, Sr., the Company's former acting President and CEO, and a member of the Board of Directors, is the father of Kenneth L. Blum, Jr. See "Management Services Agreement."

         Brent Layton, 32, became a Director of the Company as of April 2000. Mr. Layton has been the President of Layton & Associates, Inc., a Health Care Consulting Firm, since 1995, and has been a consultant to the Company since September 1999. Most recently he was the General Manager of SouthernStates Eye Care and has been an owner of five different IPAs. He served as a Deputy Insurance Commissioner in Georgia from 1991 to 1995.

EXECUTIVE OFFICERS; NHE

         Alan S. Cohn, 44, has been President and Chief Executive Officer of the Company since June 1998. See - "Vote Required; Nominees" for additional information.

         Neal Kempler, 32, has been the Corporate Secretary of the Company since June 1996, the Vice President of Marketing & Operations of the Company since August 1996 and the Assistant to the President/Director of Marketing from January 1993 until August 1996. Mr. Kempler served as Account Executive of National Health Enterprises, Inc., a management company, from June 1990 until January 1993.

         Shannon R. Barnett, 32, has been the Controller of the Company (Principal Accounting Officer) since August 1996 and was a Senior Accountant of the Company from November 1995 until August 1996. Ms. Barnett was Assistant Controller of Quality Hotel and Marlyn Nutraceuticals, a vitamin manufacturer, from September 1994 until November 1995 and Staff Accountant of General Atlantic Resources, Inc., an oil and gas company, from November 1992 until June 1994.

         Joel H. Alperstein, 31, has been the Treasurer of the Company since December 1997, the Chief Financial Officer of the Company since December 1999 and the Director of Finance of the Company from January 1997 until December 1999. Mr. Alperstein has been a management consultant to American Business Information Systems, Inc., a high-volume laser printing company, since March 1999 and Rent-A-Wreck of America, Inc., an automobile franchiser, since December 1999. Mr. Alperstein was a self-employed financial consultant from September 1996 until December 1996. Mr. Alperstein was a Manager at Stout, Causey & Horning, P.A., a full service public accounting firm, from September 1992 until August 1996, and a Senior Accountant at Arthur Andersen, LLP, from July 1990 until September 1992. Mr. Alperstein has a Masters of Business Administration from Loyola College of Maryland and is a Certified Public Accountant.

         Effective March 18, 1993, the Company entered into a Management Agreement (the "Management Agreement") with National Health Enterprises, Inc., a Maryland corporation ("NHE") pursuant to which NHE agreed to manage substantially all aspects of the Company's business, subject to certain limitations and the direction of the Company's Board of Directors. On December 12, 1997 the Company's Board of Directors extended the term of the Company's Management Agreement with NHE to March 18, 2003. See - "Certain Relationships and Related Transactions."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the securities laws of the United States, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common and Preferred Stock are required to report their initial ownership of the Company's Common and Preferred Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. The Company believes that all of these filing requirements were satisfied during the Transition Period. In making these disclosures, the Company has relied solely on representations obtained from certain of its former and current directors, executive officers and ten percent holders and/or copies of the reports that they have filed with the Commission.

MEETINGS AND COMMITTEES

         The Audit Committee of the Board of Directors consists of Gerald Cohen and William Cohen. This committee recommends engagement of the Company's independent public accountants and is primarily responsible for approving the services performed by the Company's independent public accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. A meeting of the audit committee was held during June 2000, to discuss the December 31, 1999 financial statements.

         Currently, there is no nominating or compensation committee or other committee performing similar functions.

         The Board of Directors of the Company held a total of two meetings (including telephonic meetings) during the seven-month transition period ended December 31, 1999. During the transition period ended December 31, 1999, all directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees, if any, upon which such director served.

STOCK OPTIONS

         Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Value Table

         The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1999 by each of the named executive officers and the fiscal year-end value of unexercised options. There are no SARs.

                                                 Number of Securities
                                                Underlying Unexercised     Value of Unexercised In-the-Money
Name                  Shares                   Options/SARs at FY-End (#)     Options/SARs at FY-End ($)
----               Acquired on    Value       ---------------------------   ------------------------------
                   Exercise (#)  Realized($)  Exercisable   Unexercisable    Exercisable     Unexercisable
                   ------------  -----------  -----------   -------------    -----------     -------------
Alan S. Cohn            --          --            -0-            -0-              --                --
Neal A. Kempler         --          --          255,000          -0-              $0                --
Shannon R. Barnett      --          --           50,000          -0-              $0                --
Joel H. Alperstein      --          --          150,000          -0-              $0                --

                           Summary Compensation Table

         The following table and related notes set forth information regarding the compensation awarded to, earned by or paid to the Company's Chief Executive Officer during the transition period ended December 31, 1999, and the fiscal years ended May 31, 1999 and 1998. No executive officer that was serving as an executive officer during the transition period or the prior two years received salary and bonus that aggregated at least $100,000 for services rendered to the Company.

                                                Annual Compensation       Long Term Compensation Awards
                                                -------------------   --------------------------------------
Name and Principal Position             Year        Salary ($)        Securities Underlying Options/SARs (#)
---------------------------             ----        ----------        --------------------------------------
Alan S. Cohn, CEO (1)                Transition         $0                             --
                                       Period
                                        1999            $0                             --

Kenneth L. Blum, Sr., Acting CEO        1998            $0                             --

----------
(1) Mr. Cohn became CEO of the Company as of June 1, 1998. Mr. Cohn is compensated through the Management Agreement with National Health Enterprises, Inc.

     See also - "Certain Relationships and Related Transactions - Management Agreement."


EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

         No employment contracts, termination of employment, or change-in-control arrangements currently exist except for the National Health Enterprises, Inc. arrangement described below.

DIRECTOR COMPENSATION

         Directors are reimbursed for out-of-pocket expenses incurred in connection with each Board of Directors or committee meeting attended. Directors who also are employees of the Company are eligible to participate in the Company's Incentive Stock Option Plan and the Company's 401(k) Plan, and all directors are eligible to participate in the Company's 1993 Stock Option Plan (the "1993 Plan"). Pursuant to the 1993 Plan, options for 100,000 shares of the Company's Common Stock were granted on April 8, 1993 to each of directors William R. Cohen, Gerald L. Cohen, and Sam Oolie. The exercise price of such options is $.40 per share, which was at least the fair market value of the Company's Common Stock on the date of grant. Options for 25,000 shares of Common Stock were exercisable by each of the optionees as of the date of grant, with the balance vesting in equal parts at the end of each of the 10 three-month periods following the date of grant. As of May 31, 1998 options for 100,000 shares of Common Stock were exercisable by each of the optionees.

         During August 1998, William R. Cohen and Gerald L. Cohen each exercised their 100,000 stock options pursuant to the reduced pricing as approved by the Board of Directors.

         On April 5, 2000, the Board of Directors voted to compensate all outside Directors $5,000 for their service to the Company during calendar year 1999. For purposes of this vote, outside Directors were defined as Directors not otherwise receiving compensation from the Company, including through any consulting arrangement. All of the outside Directors, except Mr. Oolie, declined receipt of the payment and no payment to present outside Directors was made.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         MANAGEMENT AGREEMENT. On December 12, 1997 the Company's Board of Directors agreed to extend the term of the Company's Management Agreement with NHE to March 18, 2003. Also, effective March 18, 1998, the Company's Board of Directors agreed to increase the cash compensation paid to NHE under the Management Agreement by $50,000 per year to $250,000 per year. On May 3, 1999, the Company's Board of Directors agreed to increase the cash compensation paid to NHE under the Management Agreement by an additional $50,000 per year to $300,000 per year. Messrs. Blum Sr., Blum Jr. and Cohn abstained from voting due to their relationship to National Health Enterprises. The later increase became effective as of June 1, 1999.

         STOCK OPTION GRANT. Pursuant to the Management Agreement, on March 18, 1993, the Company issued options (the "Options") to NHE for the purchase of up to 4,400,000 shares of the Company's Common Stock. Also pursuant to the Management Agreement, the Company entered into a Registration Rights Agreement effective March 18, 1993 with NHE, Mr. Blum, Jr. and Mr. Cohn.

         MARKETING AGREEMENT. Effective March 18, 1993, the Company and NHE entered into a Marketing Representation Agreement (the "Marketing Agreement") pursuant to which NHE is entitled to receive a commission equal to 7 1/2% of the enrollment fees (as defined) from Sponsor contracts generated by NHE. The Company also agreed to pay NHE commissions equal to 2 1/2% of the enrollment fees from Sponsor contracts with respect to which NHE provides marketing assistance in procuring the contract, but does not itself generate the initial Sponsor contact. The term of the Marketing Agreement is coextensive with that of the Management Agreement. During the Transition Period and years ended May 31, 1999 and 1998, the Company paid approximately $155,167, $310,000 and $211,000, respectively, to NHE under the Marketing Agreement. For the Transition Period and years ended May 31, 1999 and 1998, the Company paid approximately $9,976, $13,446 and $8,000, respectively, in reimbursable marketing expenses to NHE under the Marketing Agreement.

         REAL ESTATE LEASE. On June 3, 1999, the Company entered into a lease agreement with KA Real Estate Associates, LLC, for office space in Owings Mills, Maryland. KA Real Estate Associates, LLC is owned by Messrs. Cohn and Blum, Jr. The Company paid $3,060 in rent during the Transition Period. See Item 2 - "Description of Properties."

         INVESTMENT BANKING SERVICES. On April 23, 1998, the Company entered into a Supplemental Agreement with Richter & Co., Inc. ("RCI") for Investment Banking services related to the Exchange Offer for the Company's Series 2 Preferred shares. RCI received cash consideration of $50,000 and 250,000 shares of the Company's Common Stock. RCI assigned 100,000 shares of the Company's Common Stock received under this agreement to William L. Richter.

         On May 3, 1999, the Company's Board of Directors approved a cash payment to Richter & Co., Inc. at an annual rate of $30,000 under the Investment Banking Agreement. Mr. Richter abstained from voting due to his relationship to Richter & Co., Inc. The payment commenced as of June 1, 1999. Richter & Co., Inc. was merged into its parent company, Richter Investment Corp., as of December 31, 1999.

         SOFTWARE DEVELOPMENT SERVICES. During fiscal 1995, the Company contracted with National Computer Services, Inc. ("NCS") to develop software related to the Company's vision, dental and hearing programs. The Company did not pay any development fees related to the software during the transition period and the years ended May 31, 1999 and 1998. Additionally, the Company has contracted with NCS to lease its computer system for approximately $1,000 per month. The Company paid $7,000 of computer lease charges for the Transition period and $12,000 of computer lease charges for the years ended May 31, 1999 and 1998. Kenneth L. Blum, Jr., a Director, is President and a stockholder of NCS and the son of Kenneth L. Blum, Sr., the former Acting President and CEO, and a Director of the Company.

         LAYTON CONSULTING AGREEMENT. On September 9, 1999 the Company entered into a consulting agreement with Brent Layton, a Director. The Consulting Agreement originally called for a monthly cash payment of $2,000, which was increased to $3,000 per month as of April 2000. The Consulting Agreement contains a stock option grant for 100,000 shares of the Company's Common Stock. The exercise price of such options is $.60 per share, which was at least the fair market value of the Company's Common Stock on the date of grant. Options for 10,000 shares of Common Stock automatically vest at the end of 2 years of continuous service to the Company. The balance of the options vest in increments of 10,000 shares of Common Stock for each $1,000,000 of new annualized revenue of which Mr. Layton is the proximate cause. As of April 28, 2000, none of the options were exercisable. The Consulting Agreement also provides Mr. Layton with a commission arrangement for sales activities.

                                   PROPOSAL 2

                  PROPOSED INCREASE IN AUTHORIZED COMMON SHARES

         The authorized capital stock of the Company presently consists of 20,000,000 shares of Common Stock, $.01 par value, and 12,000,000 shares of Preferred Stock, $.01 par value, issuable in series. The following statements are brief summaries of certain provisions relating to the Company's capital stock contained in its Certificate of Incorporation (the "Certificate") and Bylaws and in the laws of Delaware.

COMMON STOCK

         The Company's authorized Common Stock consists of 20,000,000 shares, $.01 par value, of which 7,619,297 shares are issued and outstanding as of May 18, 2000. The issued and outstanding shares of Common Stock are fully paid and non-assessable. Holders of the Company's Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. As of May 18, 2000 there were 161 record holders of the Company's Common Stock. Each share of the Company's Common Stock is entitled to equal dividend rights and to equal rights in the assets of the Company available for distribution to holders of Common Stock upon liquidation, subject to the rights of outstanding shares of Preferred Stock. The Company's Certificate and Bylaws do not provide for preemptive rights of the holders of its Common Stock.

PREFERRED STOCK

         The Company's authorized Preferred Stock presently consists of 12,000,000 shares, $.01 par value. The Company's Board of Directors, may without further action by the Company's stockholders, from time to time direct the issuance of Preferred Stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding up of the Company before any payment is made to the holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting powers of the holders of Common Stock, including the loss of voting control to others.

         There are currently outstanding 270,260 shares of an aggregate of 1,000,000 authorized shares of Series A Preferred. The Series A Preferred carries a cumulative semi-annual cash dividend at the fixed annual rate of $.3375 per share, payable at the discretion of the Board of Directors. If the Company does not pay all or any part of any such dividends, they will accumulate. The Series A Preferred has a liquidation preference that entitles the holders thereof to receive, upon liquidation of the Company, out of the assets thereof, the amount of $3.75 per share plus all accrued and unpaid dividends, before any amounts are distributed to the holders of the Company's Series 2 Preferred or Common Stock. In addition, each share of Series A Preferred is initially convertible at any time at the option of the holders of the Series A Preferred into 10 shares of Common Stock of the Company. The conversion ratio is subject to adjustment for stock splits and combinations, stock dividends, reclassifications, exchanges or substitutions relating to the Company's Common Stock, and any reorganization, merger, consolidation or sale of assets of the Company.

         The Company may redeem shares of the Series A Preferred at any time or from time to time upon payment of the amount of $3.75 per share plus all accrued and unpaid dividends, provided one of the following events has occurred: (i) the Common Stock is then quoted at $.75 or more (based on the highest closing bid price) over a 30 day average prior to the redemption notice, if listed on an exchange or quoted on the NASDAQ bulletin board or another market or exchange or, if not quoted or listed on an exchange, then valued by the Board of Directors in their good faith judgment at $.75 or more per share, (ii) any time after May 31, 2005, or (iii) the commencement of any fiscal year after two consecutive fiscal years in which the Company had net income and net cash flow in each year in excess of $1.5 million and the Company's tangible net equity at the end of the second fiscal year is at least $5 million. The holders of the Series A Preferred are not entitled to vote, except as required by law. On matters subject to vote by holders of the Series A Preferred, the holders are entitled to one vote per share.

         There are currently outstanding 5,000 shares of an aggregate of 1,000,000 authorized shares of Series 2 Preferred. The Series 2 Preferred carries a cumulative quarterly cash dividend at the fixed annual rate of $.90 per share, subject to the Series A Preferred dividend payment preference discussed below. If the Company does not pay all or any part of any such dividends, they will accumulate. Accrued dividends at March 31, 2000 equaled $33,750, or $6.75 per share. The Series A Preferred has a dividend payment preference that states, until the earlier of (i) as long as any Series A Share remains outstanding, (ii) any date after May 31, 2005 or (iii) the first date of any new fiscal year after two consecutive fiscal years in which the Company had net income and net cash flow in each year in excess of $1.5 million and the Company's tangible net equity amount at the end of the second year is at least $5 million, the Company shall not declare or pay any dividend, whether in cash or other property (other than in shares of stock junior to the Series A Shares in the payment of dividends), on the Company's Series 2 Preferred or the common stock of the Company, or any other stock of the Company junior to or in parity with the Series A Preferred in the payment of dividends and thereafter shall not pay dividends on such classes, unless the full dividends on the Series A Shares for all past dividend periods and the then current dividend period shall have been paid or declared and a sum set aside for payment therefor. The Series 2 Preferred has a liquidation preference that entitles the holders thereof to receive, upon liquidation of the Company, out of the assets thereof, the amount of $10 per share plus all accrued and unpaid dividends, before any amounts are distributed to the holders of Common Stock. In addition, each share of Series 2 Preferred is convertible at any time at the option of the holders of the Series 2 Preferred into the number of shares of Common Stock of the Company that results from dividing the conversion price per share in effect at the time of conversion into $10. The initial conversion price is $4.00 per share and is subject to adjustment for stock splits and combinations, stock dividends, reclassifications, exchanges or substitutions relating to the Company's Common Stock, and any reorganization, merger, consolidation or sale of assets of the Company.

         The Company may redeem shares of the Series 2 Preferred, subject to the above mentioned dividend payment restriction, in its sole discretion, upon payment of the amount of $10 per share plus all accrued and unpaid dividends. The holders of the Series 2 Preferred are not entitled to vote, except as required by law. On matters subject to vote by holders of the Series 2 Preferred, the holders are entitled to one vote per share.

COMMON SHARES RESERVED FOR ISSUANCE

         As of May 18, 2000, (i) 2,702,600 shares of Common Stock are reserved for issuance pursuant to conversions of Series A Preferred; (ii) 12,500 shares of Common Stock are reserved for issuance pursuant to conversions of Series 2 Preferred; (iii) 350,000 shares of Common Stock are reserved for issuance upon exercise of stock options granted under the Incentive Stock Option Plan; (iv) 758,000 shares of Common Stock are reserved for issuance upon exercise of stock options granted to NHE (see "Certain Relationships and Related Transactions - Stock Option Grant") and subsequently transferred by NHE to various key employees of the Company.

INCREASED COMMON SHARES

         From time to time, the Board has authorized the issuance or reservation of shares of Common Stock in connection with the offering of Common Stock, the exercise of employee options or warrants, and the issuance of securities convertible into Common Stock. In the future, the Board may from time to time conclude that the issuance of additional shares of Common Stock for such purposes and potential acquisitions and private stock placements is in the best interest of the Company.

         At the present time there is no specific transaction under consideration by management that could result in the issuance of shares not presently available for issuance without further stockholder approval. To enable the Board to issue additional shares in connection with future transactions, the Board is submitting for stockholder approval proposed amendments to the Certificate that would increase from 20,000,000 to 30,000,000 the number of shares of Common Stock that the Board is authorized to issue without further stockholder approval. The availability of authorized shares makes it possible to consummate potential transactions, including public and private offerings and acquisitions, without the cost and delays that could result if the Board were required to obtain stockholder authorization of additional shares in the context of a particular transaction. However, such availability, if approved, could have the effect of depriving the stockholders of the opportunity to consider the merits of individual transactions.

         While the Board's purpose in proposing the increase in authorized shares of Common Stock is to provide the Company flexibility in meeting its future capital needs and in accomplishing potential acquisitions, it might be possible for the Board to issue a large number of shares of Common Stock to impede completion of a proposed hostile merger, tender offer or other takeover attempt which some stockholders may at the time deem to be in their best interest. A similar result might also be achieved by the issuance, without stockholder approval, of a series of Preferred Stock (which is already authorized for Board issuance without stockholder approval) vested with special voting rights, conversion rights or other rights and preferences to a party believed to be friendly to management.

         The effect of available authorized shares as an anti-takeover device is limited by the Board's duties with respect to the terms under which shares would be issued in takeover-related circumstances. Further, the Board has not considered this possibility as a reason for increasing the number of authorized shares, and it is not proposing the increase for the purpose of enhancing the Company's ability to resist an unwanted takeover attempt. In addition, the Company is unaware of any proposal or plan of any third party to seek control of the Company.

         The proposed amendment would modify the first paragraph of Article Four of the Certificate to read as follows:

         Article 4. The Corporation shall have authority to issue Thirty Million (30,000,000) shares of common stock, par value $.01 per share, and Twelve Million (12,000,000) shares of preferred stock, par value $.01 per share.

         Approval of the proposal requires the affirmative vote of the holders of at least a majority of the outstanding voting shares.

RECOMMENDATION

         The Board of Directors unanimously recommends a vote "FOR" approval of the amendment to the Certificate to increase the number of shares of Common Stock that the Company is authorized to issue.

                                   PROPOSAL 3

PROPOSED AMENDMENTS TO THE COMPANY'S 1993 STOCK OPTION PLAN

         The Company's stockholders approved and adopted the Company's 1993 Stock Option Plan (the "Plan") at the December 1993 Annual Meeting. The Plan provides for the grant of options which qualify as "incentive stock options" (sometimes referred to herein as "ISOs") under Section 422 of the Internal Revenue Code (the "Code") and nonstatutory stock options which do not specifically qualify for favorable income tax treatment under the Code (sometimes referred to herein as "NSOs"). The following statements are brief summaries of certain current provisions of the Plan

STOCK SUBJECT TO THE PLAN

         The aggregate number of shares which may be issued pursuant to the exercise of options granted under the Plan is 600,000 shares of the Company's common stock, subject to adjustments in certain circumstances, including stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations. If any outstanding option grant under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option grant shall again be available for options under the Plan as if no options had been granted with respect to such shares.

         During August 1998, 200,000 options granted under the Plan were exercised, thereby leaving an aggregate of 400,000 shares to be issued pursuant to the exercise of options granted. There are currently 350,000 options outstanding under the Plan.

NONTRANSFERABILITY

         No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution.

TERM OF THE PLAN

         The Plan is currently due to expire on April 8, 2003 solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options.

ACCELERATION OF EXERCISABILITY AND VESTING UNDER CERTAIN CIRCUMSTANCES

         The Plan now states that unless the particular letter of grant provides otherwise, 75% of the unvested options held by each optionee shall automatically become exercisable and vested upon the occurrence, before the expiration or termination of such option, of the acquisition by a third party of 100% of the Company's outstanding equity securities, a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or a similar reorganization of the Company.

PROPOSED AMENDMENT TO THE PLAN

         The proposed additions and changes to the Plan would modify the Sections of the Plan listed below to read as follows:

         SECTION 5. SHARES SUBJECT TO OPTIONS - The aggregate number of shares which may be issued pursuant to the exercise of options granted under the Plan is 900,000 shares of the Company's common stock; provided, however, that no individual may be granted options to purchase more than 100,000 shares in any calendar year. The foregoing number shall be subject to adjustments in certain circumstances, including stock dividends, stock splits, reverse stock splits, reorganizations and recapitalizations. If any outstanding option grant under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option grant shall again be available for options under the Plan as if no options had been granted with respect to such shares.

         SECTION 6(F). TERMS AND CONDITIONS OF OPTIONS, TRANSFERABILITY - No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution, provided that the Board or

         Committee in its discretion may grant options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members; the Board or Committee may also amend outstanding options to provide for such transferability.

         SECTION 8. SHAREHOLDER APPROVAL AND TERM OF THE PLAN - The Plan was initially effective as of April 8, 1993, the date as of which the Board first adopted it. Unless sooner terminated by the Board, in its sole discretion, the amended Plan will expire on April 8, 2008 solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options.

         SECTION 9. ACCELERATION OF EXERCISABILITY AND VESTING UNDER CERTAIN CIRCUMSTANCES - Notwithstanding any provision in the Plan to the contrary, unless the particular letter of grant provides otherwise, 100% of the unvested options held by each optionee shall automatically become exercisable and vested upon the occurrence, before the expiration or termination of such option, of the acquisition by a third party of 100% of the Company's outstanding equity securities, a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or a similar reorganization of the Company.

         SECTION 10. MERGER, CONSOLIDATION OR REORGANIZATION - In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Board, the Committee (subject to approval of the Board) or the board of directors of any corporation assuming the obligations of the Company hereunder shall take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

         (a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate fair market value of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

         (b) Appropriate provision may be made for the cancellation of such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the optionee an amount of cash (less normal withholding taxes) equal to the excess of the highest fair market value per share of the Common Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such options (whether or not then exercisable).

         SECTION 11.  WITHHOLDING TAXES -

         (a) General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the optionee concurrently pay to the Company (either in cash or, at the request of the optionee but in the discretion of the Board or the Committee and subject to such rules and regulations as the Board or the Committee may adopt from time to time, in shares of Common Stock of the Company) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board in its discretion may determine.

         (b) Withholding from Shares to be Issued. In lieu of part or all of any such payment, the optionee may elect, subject to such rules and regulations as the Board or the Committee may adopt from time to time, or the Board or Committee may require the Company to withhold from the shares to be issued that number of shares having a fair market value equal to the amount which the Company is required to withhold.

         Approval of the proposal requires the affirmative vote of the holders of at least a majority of the outstanding voting shares.

RECOMMENDATION

         The Board of Directors unanimously recommends a vote "FOR" approval of the amendment to the 1993 Stock Option Plan.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Company is unaware of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Company has selected KPMG LLP to audit the consolidated financial statements of the Company for the transition period ending December 31, 1999. KPMG LLP's representatives are not expected to be present at the Annual Meeting.

                              REPORT ON FORM 10-KSB

         A copy of the Company's Form 10-KSB without exhibits for the transition period ended December 31, 1999 has been enclosed with this Proxy Statement. Stockholders may request a copy of the exhibits to the Form 10-KSB, free of charge, by writing to: Joel H. Alperstein, Treasurer and Investor Relations, Avesis Incorporated, 3724 North Third Street, Suite 300, Phoenix, Arizona 85012.

                              STOCKHOLDER PROPOSALS

         Any stockholder proposal intended for inclusion in the proxy material for the 2001 Annual Meeting of Stockholders must be received in writing by the Company, at the address set forth on the first page of the Proxy Statement, on or before February 18, 2001. Any such proposal will be subject to Rule 14a-8 promulgated under the Securities Exchange Act of 1934.

         Notice of Stockholder proposals for presentation at the 2001 Annual Meeting, but which are not going to be presented to the Company for inclusion in the proxy materials, will be considered untimely after May 5, 2001. If the annual meeting date is changed, the Company shall disclose in the Form 10-QSB such revised dates.


                                        AVESIS INCORPORATED


                                        Alan S. Cohn
                                        President and Chief Executive Officer

June 19, 2000

LETTER TO THE STOCKHOLDERS


Dear Stockholders:

         The seven-month period from June 1, 1999--December 31, 1999 marks the changeover to a calendar fiscal year required by our incorporation of a reinsurance company as a wholly-owned subsidiary. Net income for the short year exceeded $1 million due to retention of more of our business with some of our largest accounts than we had anticipated along with an adjustment requested by our independent auditors asking us to book as income some amounts we had held aside as reserves against possible future claims. December 31, 1999 found us stronger than ever before in our history, with shareholders' equity (also known as book value or net worth) of $3,128,646, or $.27 per common share after allowance for redemption of all outstanding shares of preferred stock. We also had no long-term debt, a current ratio of 3.88:1, and cash of $2,483,739 ($.33 per common share) as of the yearend.

         The most important event of the first quarter of 2000 was completion of the acquisition of Southern States Eye Care, L.L.C. for 350,000 shares of common stock and $250,000. Southern States brings to us a substantial number of vision Sponsors and providers, particularly in the Southeast. We expect the acquisition to be accretive to earnings per share. Also of great importance to me is the addition of Brent Layton, formerly the general manager of Southern States, to our management team and to our Board of Directors. In addition to running Southern States, Mr. Layton was formerly an owner of five different IPAs and a Deputy Insurance Commissioner in Georgia. He shares many of my visions for Avesis' future as well as bringing new vision of his own. I believe that going forward we will only add to each other's effectiveness.

         Despite this most important acquisition, which occurred too late in the first quarter to have any impact on financial results, the first quarter was marked by the loss of many members in both our vision and our dental programs, as expected, from the large HMO accounts upon which we are overly dependent. Even after this substantial loss of revenues and profits, we remain more dependent on several large accounts than we would like. Although there can be no assurance that our efforts will be successful, we are striving to achieve greater customer diversification.

         Once again, the most significant step we have taken toward achieving greater customer diversification is the acquisition of Southern States. The acquisition increased our vision care membership by approximately 977,000 Members. Its largest customer accounted for 44% of its gross revenues in calendar year 1999, which would have been only 7% of the combined companies' pro forma revenues for the same period.

         We have been concentrating much of our marketing effort toward development and sale of vision products aimed at newer and smaller HMO's as well as small groups best reached by independent insurance brokers. Although we have already implemented contracts with ten new clients in this segment, and we are hopeful of adding many more, the potential revenues and profits from even ten of these new accounts does not yet come close to what we have lost through cancellations by our largest account. Over time, however, as this segment grows, we hope it will more than replace the lost business.

         Another area we are exploring is the rapidly expanding business of vision correction through laser surgery, which now is generally not covered by insurance. With our large number of lives insured for vision care, we believe we can develop a partially insured, discounted laser surgery business through a select and limited number of surgeons in each geographic area.

         We are contracting to become the administrator of the insured vision program offered by a regional eyewear retail chain. Our experience, knowledge and capital, along with our new, state-of-the-art computer systems, permit us to assume the insurance risk for their covered lives and handle the administration and adjudication of all claims while permitting the retailer to concentrate on filling its customers' orders for glasses and lenses.

         We are working with a major retailer toward development of a program for their sales representatives to market our insured vision products in conjunction with pharmaceutical benefits programs they currently offer. The intention, of course, would be to utilize the extensive in-place facilities of the retailer for fulfillment.

         There is no assurance that all of these initiatives will overcome our excessive dependence upon a few major accounts or our vulnerability to loss of these accounts, but we shall not fail for lack of effort.

         Finally, I would like to note the retirement from our Board of Sam Oolie. Commencing even before our initial public offering in 1986, Mr. Oolie served on our Board for fifteen years. We are most grateful for the guidance he provided.

                                             Sincerely,

                                             /s/ Alan S. Cohn

                                             Alan S. Cohn
                                             President and CEO

                              AVESIS INCORPORATED

                 ANNUAL MEETING OF SHAREHOLDERS - JULY 21, 2000
                                      PROXY
                                  COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WILLIAM L. RICHTER AND ALAN S. COHN, and each of them, are hereby authorized as Proxies, with full power of substitution, to represent and vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of Avesis Incorporated, a Delaware corporation, to be held on Friday, July 21, 2000, or any adjournment thereof, with like effect as if the undersigned were personally present and voting, upon the following matters:

1.   Election of Directors

     [ ] FOR all nominees listed below (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

 KENNETH L. BLUM, JR., KENNETH L. BLUM, SR., GERALD L. COHEN, WILLIAM R. COHEN,
                 ALAN S. COHN, BRENT LAYTON, WILLIAM L. RICHTER

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

2. Approve an Amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 to 30,000,000.

             [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

                          (Continued on reverse side)
--------------------------------------------------------------------------------

                         (Continued from reverse side)

3. Approve amendments to the Company's 1993 Stock Option Plan, including an increase in the number of shares available under the Plan from 600,000 to 900,000.

             [ ] FOR               [ ] AGAINST              [ ] ABSTAIN

4. In their discretion, upon such other business as may properly come before the Meeting or any adjournment thereof; all as set out in the Notice and Proxy Statement relating to the Meeting, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Indicate changes by checking appropriate box  Dated: ___________________  , 2000

                                             -----------------------------------

                                             -----------------------------------
                                               Signature(s) of Shareholder(s)

Address Change [ ]   Name Change [ ]

                                             PLEASE  SIGN   PERSONALLY  AS  NAME
                                             APPEARS  AT LEFT.  When  signing as
                                             attorney, executor,  administrator,
                                             personal representative, trustee or
                                             guardian,  give full title as such.
                                             If  signer is a  corporation,  sign
                                             full   corporate   name   by   duly
                                             authorized  officer.  If  stock  is
                                             held  in the  name  of two or  more
                                             persons,  all should  sign.  PLEASE
                                             SIGN AND DATE THIS PROXY AND RETURN
                                             IN  ENCLOSED   PREPAID  ENVELOPE  -
                                             PLEASE DO NOT FOLD